Exhibit 99.1

For Immediate Release	July 23, 2026

LANDSTAR APPOINTS BILL CLEMENT AS CHIEF COMMERCIAL OFFICER

Jacksonville, Fla. — Landstar System, Inc. (NASDAQ: LSTR), a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services, today announced the appointment of William “Bill” Clement as Vice President and Chief Commercial Officer (CCO), effective August 1, 2026.

In this role as CCO and a member of Landstar’s Executive Leadership Team, Clement will lead Landstar’s commercial strategy with primary responsibility for supporting the success of Landstar’s independent agent network, advancing customer relationships, and enhancing the effectiveness of the entire commercial organization. He will also focus on accelerating growth across Landstar’s strategic modes and specialized transportation services, while helping agents identify market opportunities with new and existing customers. Working closely with leaders across the organization, Clement will help enhance Landstar’s Safety, Security and Service value proposition and drive sustainable, profitable growth throughout the Landstar network. He will be based in Jacksonville, Florida, and report to President and Chief Executive Officer Frank Lonegro.

Clement brings more than 30 years of transportation and logistics leadership experience spanning rail, intermodal, trucking and specialized logistics services. Most recently, he served as Group President and Chief Strategy Officer for privately held CRST, where he led major business units and enterprise-wide strategic initiatives. More broadly, his career includes senior leadership positions across strategy, sales, marketing, operations and finance, along with extensive profit-and-loss responsibility.

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Before joining CRST, Clement spent 26 years with publicly traded CSX Corporation, culminating in his role as President of the company’s intermodal business unit. During his tenure, he led significant revenue and volume growth while delivering record financial performance and advancing the organization’s commercial and operational capabilities.

Clement said he is excited to join Landstar and contribute to the company’s continued success. “Landstar has built one of the most distinctive and successful business models in the transportation industry,” Clement said. “I look forward to working closely with Landstar’s exceptional network of independent agents, business capacity owners and employees to support growth, strengthen customer relationships and help position the company for continued long-term success.”

Clement holds an MBA from the University of North Florida, a bachelor’s degree in marketing from Jacksonville University and completed the Advanced Management Program at Harvard Business School.

In connection with Clement’s appointment, Landstar also announced several leadership transitions designed to support the company’s long-term growth strategy.

Jim Applegate will transition from his current role as Chief Corporate Sales, Strategy & Specialized Freight Officer to Chief Strategy & Transformation Officer, effective August 1, 2026. He will continue to serve as a member of Landstar’s Executive Leadership Team and report to President and Chief Executive Officer Frank Lonegro.

“Bill’s appointment marks an important step in advancing Landstar’s long-term growth strategy,” said Lonegro. “His extensive commercial leadership experience, customer focus and deep understanding of the transportation industry make him exceptionally well positioned to help accelerate growth across our network. Combined with Jim’s continued leadership in strategy and transformation, we are strengthening our ability to deliver innovative solutions and create value for our agents, customers, capacity providers and shareholders.”

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In addition, Matt Dannegger will transition from his current role as Chief Field Sales Officer to Special Advisor to the Chief Executive Officer, effective July 31, 2026. Dannegger will support the leadership transition and provide strategic counsel to the organization through his anticipated retirement from the company on March 1, 2027.

Lonegro also thanked Dannegger for his contributions to the company. “Matt has been an outstanding leader and advocate for Landstar’s agents and field sales organization,” Lonegro said. “We are grateful for his many contributions and appreciate his willingness to support the organization during this transition.”

Contact:

Cory Seay

Vice President, Corporate Services and Chief of Staff

904-390-1320

About Landstar:

Landstar System, Inc. is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers, and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety, and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,”

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“intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “would,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: decreased demand for transportation services; U.S. trade relationships and potential or imposed tariffs; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s second largest such agent by revenue in the 2025 fiscal year; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; acquisitions and investments; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2025 fiscal year, described in Part I, Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.